EXHIBIT 10.5

                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

                               EXECUTIVE AGREEMENT


         THIS AGREEMENT is made and entered into this ____ day of ____________ by and between Heritage Bank, a Bank organized and existing under the laws of the State of Georgia, (hereinafter referred to as the, "Bank"), and _______________ an Executive of the Bank (hereinafter referred to as the, "Executive").

         WHEREAS, the Executive is now in the employ of the Bank, and has for many years faithfully served the Bank. It is the consensus of the Board of Directors (hereinafter referred to as the, "Board") that the Executive's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Executive's experience, knowledge of corporate affairs, reputation and industry contacts are of such value, and the Executive's continued services so essential to the Bank's future growth and profits, that it would suffer severe financial loss should the Executive terminate their service on the Board;

         ACCORDINGLY, the Board has adopted the Heritage Bank Executive Supplemental Retirement Plan (hereinafter referred to as the, "Executive Plan") and it is the desire of the Bank and the Executive to enter into this agreement which the Bank will agree to make certain payments to the Executive upon the Executive's retirement and to the Executive's beneficiary(ies) in the event of the Executives's death pursuant to the Executive Plan;

         FURTHERMORE, it is the intent of the parties hereto that this Executive Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA"). The Executive is fully advised of the bank's financial status and has had substantial input in the design and operation of this benefit plan; and

         NOW THEREFORE, in consideration of services the Executive has performed in the past and those to be performed in the future, and based upon the mutual promises and covenants herein contained, the Bank and the Executive agree as follows:

I.       DEFINITIONS

         A.       Effective Date:
                  --------------

                  The Effective Date of the Plan shall be _____________________.

         B.       Plan Year:
                  ---------

                  Any reference to the "Plan Year" shall mean a calendar year from January 1st to December 31st. In the year of implementation, the term the "Plan Year" shall mean the period from the Effective Date to December 31st of the year of the Effective Date.

         C.       Retirement Date:
                  ---------------

                  Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Executive reaches age sixty-five (65) or such later date as the Executive may actually retire.

         D.       Termination of Service:
                  ----------------------

                  Termination of Service shall mean the Executive's voluntary resignation of service by the Executive or the Bank's discharge of the Executive without cause, prior to the Normal Retirement Age [Subparagraph (J)].

         E.       Pre-Retirement Account:
                  ----------------------

                  A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Executive. Prior to the Executive's Termination of Service or the Executive's retirement, whichever event shall first occur, such liability reserve account shall be increased or decreased each Plan Year, until the aforestated event occurs, by the Index Retirement Benefit [Subparagraph I (F)].

         F.       Index Retirement Benefit:
                  ------------------------

                  The Index Retirement Benefit for each Executive in the Executive Plan for each Plan Year shall be equal to the excess (if any) of the Index [Subparagraph I (G)] for that Plan Year over the Opportunity Cost [Subparagraph I (H)] for that Plan Year, divided by a factor equal to 1.13 minus the marginal tax rate.

         G.       Index:
                  -----

                  The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contract(s) described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contract(s) were purchased on the Effective Date of the Executive Plan.

              Insurance Company:           Alexander Hamilton Life Insurance Co.

              Policy Form:                 Flexible Premium Adjustable Life

              Policy Name:                 Executive Security Plan IV

              Insured's Age and Sex:       ________________

              Riders:                      None

              Option:                      None

              Face Amount:                 ________

              Premiums Paid:               ________

              Number of Premium Payments:  One

              Assumed Purchase Date:       ________________

              Insurance Company:             Union Central Life Insurance Co.
              Policy Form:                   Flexible Premium Adjustable Life
              Policy Name:                   COLI UL
              Insured's Age and Sex:         ________________
              Riders:                        None
              Ratings:                       None
              Option:                        Level
              Face Amount:                   ________________
              Premiums Paid:                 ________________
              Number of Premiums Paid:       One
              Assumed Purchase Date:         ________________

                  If such contracts of life insurance are actually purchased by the Bank, then the actual policies as of the dates they were actually purchased shall be used in calculations under this Executive Plan. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above-described policies were purchased or had not subsequently surrendered or lapsed, which illustration will be received from the respective insurance companies and will indicate the increase in policy values for purposes of calculating the amount of the Index.

                  In either case, references to the life insurance contracts are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executives and their beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Executive Plan than that of an unsecured creditor of the Bank.

         H.       Opportunity Cost:
                  ----------------

                  The Opportunity Cost Expense for any Plan Year shall be calculated by taking the sum of the amount of premiums for the life insurance policies described in the definition of "Index" plus the amount of any after-tax benefits paid to any Executive pursuant to the Executive Plan (Paragraph II hereinafter) plus the amount of all previous years after-tax Opportunity Cost, and multiplying that sum by the average annualized after-tax yield of a one-year Treasury bill for the Plan Year.

         I.       Change of Control:
                  -----------------

                  Change of Control means the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank from the Effective Date of this Executive Plan. For the purposes of this Executive Plan, transfers on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control.

         J.       Normal Retirement Age:
                  ---------------------

                  Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).


II.      INDEX BENEFITS

         A.       Retirement Benefits:
                  -------------------

                  Subject to Subparagraph II (D)  hereinafter,  an Executive who remains on the Board until the Normal Retirement Age [Subparagraph I (J)] shall be entitled to receive the balance in the Pre-Retirement Account in ten (10) equal annual installments commencing thirty (30) days following the Executive's retirement. In addition to these payments and commencing in conjunction therewith, the Index Retirement Benefit [Subparagraph I (F)] for each Plan year subsequent to the Executive's retirement, and including the remaining portion of the Plan Year following said retirement, shall be paid to the Executive until the Executive's death.

         B.       Termination of Service:
                  ----------------------

                  Subject to Subparagraph II (D) hereinbelow, should an Executive suffer a Termination of Service the Executive shall be entitled to receive the balance in the Pre-Retirement Account payable to the Executive in ten (10) equal annual installments commencing thirty (30) days following the Executive's Normal Retirement Age [Subparagraph I (J)]. In addition to these payments and commencing in conjunction therewith, the Index retirement Benefit for each Plan Year subsequent to the year in which the Executive attains Normal Retirement Age, and including the remaining portion of the Plan Year in which the Executive attains Normal Retirement Age, shall be paid to the Executive until the Executive's death.

         C.       Death:
                  -----

                  Should the Executive die prior to having received the balance of the Pre-Retirement Account the Executive may be entitled to under the terms of this Executive Plan, the entire unpaid balance of the Executive's Pre-Retirement account shall be paid in a lump sum to the individual or individuals the Executive may have designated in writing and filed with the Bank. In the absence of any effective designation of beneficiary(ies), the unpaid balance shall be paid as set forth herein to the duly qualified executor or administrator of the Executive's estate. Said payment due hereunder shall be made the first day of the second month following the decease of the Executive. Provided, however, that anything hereinabove to the contrary notwithstanding, no death benefit shall be payable hereunder if the Executive dies on or before the 14th day of July, 2001.

         D.       Termination of Service and Discharge for Cause:
                  ----------------------------------------------

                  Should the executive suffer a Termination of Service prior to having been employed by the Bank for five (5) full years from the date of first employment, or be Discharged for Cause at any time, all benefits, under this Executive Plan, except the Deferral Benefits (Paragraph III), shall be forfeited. the term for "cause" shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty;
                  (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit. If a dispute arises as to discharge for "cause", such dispute shall be resolved by arbitration as set forth in this Executive Plan.

                  (i) Deferral Benefits: As stated herein, if the Executive should suffer a Termination of Service pursuant to this Subparagraph II (D), the Executive shall be entitled to Deferral Benefits as set forth in Paragraph III, and said benefits shall be payable within thirty (30) days from the date of said Termination of Service.

         E.       Disability Benefit:
                  ------------------

                  In the event the Executive becomes disabled prior to Termination of Service, and the Executive's employment is terminated because of such disability, the Executive shall immediately begin receiving the benefits in Subparagraph III
                  (A) above. Such benefit shall begin without regard to the Executive's Normal Retirement Age and the Executive shall be one hundred percent (100%) vested in the entire benefit amount. If there is a dispute regarding whether the Executive is disabled, such dispute shall be resolved by a physician selected by the Bank and such resolution shall be binding upon all parties to this Agreement.

         F.       Death Benefit:
                  -------------

                  Except as set forth above, there is no death benefit provided under this Agreement.


III.     DEFERRAL BENEFITS

         A.       Deferral Election:
                  -----------------

                  Any executive wishing to defer any portion or all of the Executive's salary may elect to defer up to one hundred percent (100%) each year for a maximum of five (5) years. At the end of the five year period, the Board shall have the option of extending the deferral period for any amount of time it shall deem to be appropriate. The executive will make the election to defer by filing with the Bank a written statement setting forth the amount and timing of the deferrals. This statement must be filed prior to having earned the deferred income.

         B.       Deferred Compensation Account:
                  -----------------------------

                  The Bank shall establish a Deferred Compensation Account in the name of the Executive and credit that account with the deferrals. The Bank shall also credit interest to the Deferred Compensation Account balance on December 31st of each year. The interest rate credited shall be 150% of the one-year Treasury bill each year, with a minimum interest credited each year of six percent (6%).

         C.       Retirement, Disability, Termination of Service or Death:
                  -------------------------------------------------------

                  Upon the Executive's Retirement Date or Disability, the balance of the Executive's Deferred Compensation Account shall be payable to the Executive as set forth in this Agreement [Subparagraphs II (A) & (E)]. Should the Executive dies while there is a balance in the Executive's Deferred Compensation Account, such balance shall be paid pursuant to Subparagraph II (C). If the Executive should suffer a Termination of Service under the terms of this Agreement [Subparagraphs I(D) and II (D)], then the Executive shall begin receiving the balance in the Executive's Deferred Compensation Account within thirty (30) days following said termination.


IV.      RESTRICTIONS UPON FUNDING

         The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligation under this Executive Plan. The Executive, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

         The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

         If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.


V.       CHANGE IN CONTROL

         Upon a Change of Control [Subparagraph I (I)], if the Executive subsequently suffers a Termination of Service [Subparagraph I (D)], then the Executive shall receive the benefits promised in this Executive Plan upon attaining Normal Retirement Age, as if the
         Executive had been continuously employed by the Bank until the Executive's Normal Retirement Age. The Executive will also remain eligible for all promised death benefits in this Executive Plan. In addition, no sale, merger or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Executive Plan and agrees to abide by its terms.

VI.      MISCELLANEOUS

         A.       Alienability and Assignment Prohibition:
                  ---------------------------------------

                  Neither the Executive, nor the Executive's surviving spouse, nor any other beneficiary(ies) under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

         B.       Binding Obligation of the Bank and any Successor in Interest:
                  ------------------------------------------------------------

                  The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Executive Plan. This Executive Plan shall be binding upon the parties hereto, their successors, beneficiaries, heir and personal representatives.

         C.       Amendment or Revocation:
                  -----------------------

                  It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Executive Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank.

         D.       Gender:
                  ------

                  Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

         E.       Effect on Other Bank Benefit Plans:
                  ----------------------------------

                  Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

         F.       Headings:
                  --------

                  Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

         G.       Applicable Law:
                  --------------

                  The validity and interpretation of this Agreement shall be governed by the laws of the State of Georgia.

         H.       12 U.S.C.ss.1828(k):
                  -------------------

                  Any payments made to the Executive pursuant to this Executive Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss.1828(k) or any regulations promulgated thereunder.

         I.       Partial Invalidity:
                  ------------------

                  If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

         J.       Employment:
                  ----------

                  No provision of this Executive Plan shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In an similar fashion, no provision shall limit the Executive's rights to voluntarily sever the Executive's employment at any time.


VII.     ERISA PROVISION

         A.       Named Fiduciary and Plan Administrator:
                  --------------------------------------

                  The "Named Fiduciary and Plan Administrator" of this Executive Plan shall be Heritage Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         B.       Claims Procedure and Arbitration:
                  --------------------------------

                  In the event a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive (or to the Executive's beneficiary(ies) in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim its specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

                    If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Executive Plan or any documents relating thereto and submit any written issues and comments it may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

                    If claimants continue to dispute the benefit denial based upon completed performance of this Executive Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an Arbitrator for final arbitration. The Arbitrator shall be selected by mutual agreement of the Bank and the claimants. The Arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Arbitrator with respect to any controversy properly submitted to it for determination.

                    Where a dispute arises as to the Bank's discharge of the Executive for "cause", such dispute shall likewise be submitted to arbitration as above-described and the parties hereto agree to be bound by the decision thereunder.


VIII. TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

         The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Executive Plan, then the Bank reserves the right to terminate or modify this Agreement accordingly. Provided, however, that the Executive shall be entitled to receive at least his/her Executive's Deferred Compensation Account including interest earned. Upon a Change of Control [Subparagraph I
         (I)], this paragraph shall become null and void effective immediately upon said Change of Control.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the __ day of __________________ and that, upon execution, each has received a conforming copy.

                                                 HERITAGE BANK
                                                 Jonesboro, Georgia





---------------------------------                -------------------------------
Witness                                          Title



---------------------------------                -------------------------------
Witness                                          Title

                                 LIFE INSURANCE

                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN

                                    AGREEMENT



Insurer:                Alexander Hamilton Life Insurance Co.
                        Union Central Life Insurance Co.

Policy Number:          ________________

Bank:                   Heritage Bank

Insured:                ________________

Relationship of Insured to Bank:    Executive


The respective rights and duties of the Bank and the Insured in the above referenced policy shall be pursuant to the terms set forth below:


   I.    DEFINITIONS

         Refer to the policy contract for the definition of all terms in this Agreement.


  II.    POLICY TITLE AND OWNERSHIP

         Title and ownership shall reside in the Bank for its use and for the use of the insured all in accordance with this Agreement. the Bank alone may, to the extent of its interest, exercise the right to borrow or withdraw on the policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy, the, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.


 III.    BENEFICIARY DESIGNATION RIGHTS

         The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.

 IV.     PREMIUM PAYMENT METHOD

         The Bank shall pay an amount equal to the planned premiums and any other premium payments that might become necessary to keep the policy in force.


  V.     TAXABLE BENEFIT

         Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.


 VI.     DIVISION OF DEATH PROCEEDS

          Subject to Paragraphs VII and IX herein, the division of the death proceeds of the policy is as follows:

          A. should the Insured by employed by the Bank and die on or before the 14th day of July, 2001, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to one hundred percent (100%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the policy.

          B. Should the Insured by employed by the Bank and die subsequent to the 14th day of July, 20001, the Insured's beneficiary(ies), designated in accordance with paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the policy.

          C. Should the Insured not be employed by the Bank at the time of his or her death and die on or before the 14th day of July, 2001, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to the percentage as set forth hereinbelow of the proceeds described in Subparagraph VI (A) above that corresponds to the number of full years the Insured has been employed by the Bank since the date of first employment. Should the Insured not be employed by the Bank at the time of his or her death and die subsequent to the 14th day of July, 2001, the Insured's beneficiary(ies) shall be entitled to the following percentage of the proceeds described in Subparagraph VI (B) hereinabove:

                      Total Years of
                        Employment               Vested
                       with the Bank     (to a Maximum of 100%)
                       -------------     ----------------------
                           0-4                     0%
                           5 or more             100%

         D.       The Bank shall be entitled to the remainder of such proceeds.

         E. The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.


  VII.   DIVISION OF THE CASH SURRENDER VALUE OF THE POLICY

         The Bank shall at all times by entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.


VIII.    RIGHTS OF PARTIES WHERE POLICY ENDOWMENT OR ANNUITY ELECTION EXISTS

         In the event the policy involves an endowment or annuity element, the Bank's right and interest in any endowment proceeds or annuity benefits, on expiration of the deferment period, shall be determined under the provisions of this Agreement by regarding such endowment proceeds or the commuted value of such annuity benefits as the policy's cash value. Such endowment proceeds or annuity benefits shall be considered to be like death proceeds for the purposes of division under this Agreement.


  IX.    TERMINATION OF AGREEMENT

         This Agreement shall terminate upon the occurrence of any one of the following:

         1. The Insured shall leave the employment of the Bank (voluntarily or involuntarily) prior to five (5) full years of employment with the Bank, or

         2. The Insured shall be discharged from employment with the Bank for cause. The term for "cause" shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving moral turpitude, fraud, or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit.

         3. Surrender, lapse, or other termination of the Policy by the Bank,

         Upon such termination, the Insured (or assignee) shall have a forty-five (45) day option to receive from the Bank an absolute assignment of the policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment referred to hereinabove shall be the greater of:

         1. The Bank's share of the cash value of the policy on the date of such assignment, as defined in this Agreement; or

         2. The amount of the premiums which have been paid by the Bank prior to the date of such assignment.

         If, within said forty-five (45) day period, the Insured fails to exercise said option, fails to procure the entire aforestated cash payment, or dies, then the option shall terminate, and the Insured (or assignee) agrees that all of the Insured's rights, interest and claims in the policy shall terminate as of the date of the termination of this Agreement.

         The Insured expressly agrees that this Agreement shall constitute sufficient written notice to the Insured of the Insured's option to receive an absolute assignment of the policy as set forth herein.

         Except  as  provided   above,   this  Agreement  shall  terminate  upon
         distribution of the death benefit proceeds in accordance with Paragraph VI above.


   X.    INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

         The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Agreement.


  XI.    AGREEMENT BINDING UPON THE PARTIES

         This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.


 XII.    ERISA PROVISIONS

         The following provisions are part of this Agreement and are intended to meet the requirements of the employee Retirement Income Security Act of 1974 ("ERISA");

         A.       Named Fiduciary and Plan Administrator.
                  ---------------------------------------

                  The "Named Fiduciary and Plan Administrator" of this Endorsement Method Split Dollar Agreement shall be Heritage Bank until resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of this Split Dollar Plan as established herein. the Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

         B.       Funding Policy.
                  --------------

                  The funding policy for this Split Dollar Plan Shall be maintain the subject policy in force by paying, when due, all premiums required.

         C.       Basis of Payment of Benefits.
                  ----------------------------

                  direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

         D.       Claim Procedures.
                  ----------------

                  Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc. (770-952-1529). When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued in accordance with this Agreement.

         In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary or the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making inquiry to the Insurer. all objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.


XIII.    GENDER

         Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should apply.


 XIV.    INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT

         The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.


  XV.    CHANGE OF CONTROL

         Change of Control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank from the date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members, or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a Change of Control. Upon a Change of Control, if the Insured's employment is subsequently terminated, except for cause, then the Insured shall be one hundred percent (100%) vested in the benefits promised in this Agreement and, therefore, upon the death of the Insured, the Insured's beneficiary(ies) (designated in accordance with Paragraph III) shall receive the death benefit provided herein as if the Insured had died while employed by the Bank [See Subparagraphs VI (A) & (B)].


  XVI.   AMENDMENT OR REVOCATION

          It is agreed by and between the parties hereto that, during the lifetime of the Insured, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.


 XVII.   EFFECTIVE DATE

         The Effective Date of this Agreement shall be ________________________.


XVIII.   SEVERABILITY AND INTERPRETATION

         If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be over broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.


  XIX.   APPLICABLE LAW

         The validity and interpretation of this Agreement shall be governed by the laws of the State of Georgia.

Executed at Jonesboro, Georgia this ____ day of _________________.


                                               HERITAGE BANK
                                               Jonesboro, Georgia



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